Exhibit 99.1

Endo Enters Into Restructuring Support Agreement with Senior Secured Debtholders to Strengthen

Financial Position and Advance Ongoing Business Transformation

Sale Transaction Would Result in a Substantial Reduction of Debt and Contemplates Purchaser-Established Voluntary

Trusts Funded with $550 Million to Benefit Opioid Claimants

Patients and Customers Will Continue to Receive Highest Quality Products and Excellent Service

Ample Liquidity to Fund Day-to-Day Operations and Ordinary Course Investments During Court-Supervised Process

DUBLIN, AUGUST 16, 2022 – Endo International plc (NASDAQ: ENDP) (“Endo” or the “Company”) today announced that it has entered into a restructuring support agreement (“RSA”) with holders of more than a majority of Endo’s first lien debt on a sale transaction that would substantially reduce outstanding indebtedness, address remaining opioid and other litigation-related claims, and best position Endo for the future. This will allow Endo to advance its business transformation with a strengthened balance sheet to create compelling value for its stakeholders over the long term.

Under the RSA, the debtholder group has committed to providing total purchase consideration of approximately $6 billion in the form of a credit bid, plus assumption of certain liabilities, for substantially all of the Company’s assets. The transaction contemplates that the purchaser will:

•	Offer employment to all of Endo’s active team members;

•	Establish voluntary trusts, to be funded with $550 million over 10 years, whereby future proceeds will be set aside for certain opioid claims; and

•	Have net funded leverage in an amount no greater than 4.5x.

This “stalking horse” bid will be subject to higher or otherwise better offers.

To facilitate the sale process and provide an appropriate forum for bringing closure to opioid-related and other uncertainties without the need for continued costly, time-consuming litigation, Endo and certain of its subsidiaries initiated voluntary prearranged Chapter 11 proceedings in the U.S. Bankruptcy Court for the Southern District of New York (“Court”). Endo’s India-based entities are not part of the Chapter 11 proceedings. The Company expects to file recognition proceedings in Canada, the United Kingdom, and Australia.

“Today’s announcement is a significant milestone as we advance our strategic priorities and business transformation so that Endo’s value proposition can be realized,” said Blaise Coleman, Endo’s President and Chief Executive Officer. “By definitively addressing the more than $8 billion of debt that has burdened our balance sheet and establishing a pathway to closure with respect to the thousands of opioid-related and other lawsuits that the Company has been defending at an unsustainable cost, we will be able to move forward as a new Endo and reach our full potential.”

Mr. Coleman continued, “This process will enable us to continue our ongoing business transformation, including investing in our core areas of growth, as we work to execute a transaction to strengthen our balance sheet and secure a strong tomorrow. Our commitment to our mission, team members, customers, patients, and communities will not change, and we look forward to emerging from this process better positioned to continue helping everyone we serve live their best lives.”

The Company’s secured creditors have consented to use of cash collateral to fund the Company’s day-to-day business during the process. This significant cash on hand, coupled with positive cash flow from operations, will provide ample liquidity as the Company continues to deliver the life-enhancing products that its customers and their patients expect today and in the future. Notably, the Company and a consortium of state attorneys general have agreed on certain injunctive terms relating to the sale of Endo’s opioid products, including with respect to promotion, funding/grants to third parties, and suspicious order monitoring, which will be presented to the Court for approval.

The Company is filing with the Court a series of customary motions to maintain business-as-usual operations on all fronts and uphold its commitments to its stakeholders, including team members, customers, suppliers, and business partners, during the process. Approval of these routine “first day” motions, which the Company expects to receive in short order, will help facilitate a smooth transition into the process.

Additional Information

Additional information about Endo’s financial restructuring is available at endotomorrow.com. Court filings and information about the claims process are available at https://restructuring.ra.kroll.com/endo; by calling the Supplier Hotline at (877) 542-1878 (toll-free) or +1 (929) 284-1688 (international); or by emailing EndoInquiries@ra.kroll.com.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel, PJT Partners LP is serving as investment banker, and Alvarez & Marsal is serving as financial advisor to Endo.

About Endo International plc

Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from passionate team members around the globe collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.

Forward-Looking Statements

Certain information in this communication may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, statements with respect to the restructuring support agreement and the sale transaction, the Chapter 11 proceedings and recognition proceedings, and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. All forward-looking statements in this communication reflect Endo’s current views as of the date of this communication about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the outcome of our contingency planning and restructuring activities; the timing, impact or results of any pending or future litigation, investigations, proceedings or claims, including opioid, tax and antitrust related matters; actual or contingent liabilities; settlement discussions or negotiations; the Company’s liquidity, financial performance, cash position and operations; the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a sale of the Company’s businesses under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company’s businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the restructuring support agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company’s Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an asset sale of the Company’s businesses pursuant to Section 363 of the U.S. Bankruptcy Code; the impact of competition, including the loss of exclusivity and generic competition for VASOSTRICT®; our ability to satisfy judgments or settlements or pursue appeals including bonding requirements; our ability to adjust to changing market conditions; our ability to attract and retain key personnel; our inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under our outstanding indebtedness; our ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; our ability to refinance our indebtedness; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; our ability to obtain and maintain adequate protection for our intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; our ability to integrate any newly acquired products into our portfolio and achieve any financial or commercial expectations; the impact that known and unknown side effects may have on market perception and consumer preference for our products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; our ability to advance our strategic priorities, develop our product pipeline and continue to develop the market for QWO® and other products; and our ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect our results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department at relations.investor@endo.com.

Media Contact:

Daniel Yunger / Sherri L. Toub

Kekst CNC

EndoMediaInquiries@kekstcnc.com

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